                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            CYBERIAN OUTPOST, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1)  Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

  2)  Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

  4)  Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

  5)  Total fee paid:

    ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

  1)  Amount previously paid:

    ------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No:

    ------------------------------------------------------------------------

  3)  Filing party:

    ------------------------------------------------------------------------

  4)  Date Filed:

    ------------------------------------------------------------------------

                                                                   June 28, 1999

Dear Stockholder,

  It is my pleasure to invite you to Cyberian Outpost's 1999 Annual Meeting of Stockholders.

  We will hold the meeting at 10:00 a.m. on Tuesday, July 27, 1999 at the Kent Community House, 93 North Main Street, Kent, Connecticut. In addition to the formal items of business, I will review the major developments of the past year and answer your questions.

  This booklet includes our Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Cyberian Outpost.

  Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

  We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Darryl Peck
                                          President and Chief Executive
                                           Officer

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS


                          Date:July 27, 1999

                           Time:10:00 a.m.

                          Place:Kent Community House
                             93 North Main Street
                             Kent, Connecticut 06757


Dear Stockholders:

  At our Annual Meeting, we will ask you to:

    .  Elect two directors;

    . Approve an amendment to increase the number of shares available under our 1998 Employee, Director and Consultant Stock Plan;

    . Ratify the selection of KPMG LLP as independent auditors for our fiscal year ending February 29, 2000; and

    . Transact any other business that may properly be presented at the Annual Meeting.

  If you were a stockholder of record at the close of business on June 14, 1999, you may vote at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Katherine N. Vick
                                            Secretary

June 28, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING...................   1
  Why Did You Send Me this Proxy Statement?...............................   1
  How Many Votes Do I Have?...............................................   1
  How Do I Vote by Proxy?.................................................   1
  May I Revoke My Proxy?..................................................   1
  How Do I Vote in Person?................................................   2
  What Vote is Required to Approve Each Proposal?.........................   2
  What is the Effect of Broker Non-Votes?.................................   2
  Is Voting Confidential?.................................................   2
  What Are the Costs of Soliciting these Proxies?.........................   2
  How Do I Obtain an Annual Report on Form 10-K?..........................   2
INFORMATION ABOUT CYBERIAN OUTPOST COMMON STOCK OWNERSHIP.................   3
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS........................   5
  The Board of Directors..................................................   5
  Committees of the Board of Directors and Meetings.......................   6
  Compensation of Directors...............................................   7
  Executive Officers......................................................   7
EXECUTIVE COMPENSATION....................................................   9
  Summary Compensation....................................................   9
  Option Grants...........................................................   9
  Option Exercises and Year-End Option Values.............................  10
  Employment Contracts and Change of Control Arrangements.................  10
  Report of Compensation Committee on Executive Compensation..............  11
RELATED PARTY TRANSACTIONS................................................  13
  Redeemable Series C Convertible Preferred Stock Offering................  13
  Other Related Party Transactions........................................  13
PERFORMANCE GRAPH.........................................................  14
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD..........................  15
  Proposal 1: Elect Two Directors.........................................  15
  Proposal 2: Approve Amendment to Our 1998 Employee, Director and
   Consultant Stock Plan..................................................  15
  Proposal 3: Ratify Selection of Independent Auditors for the Fiscal Year
   Ending February 29, 2000...............................................  18
OTHER MATTERS.............................................................  19
  Section 16(a) Beneficial Ownership Reporting Compliance.................  19
  Information About Stockholder Proposals.................................  19

                PROXY STATEMENT FOR THE CYBERIAN OUTPOST, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

            GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

  We sent you this Proxy Statement and the enclosed proxy card because Cyberian Outpost's Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

  On June 28, 1999 we began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote. Only stockholders who owned Cyberian Outpost common stock at the close of business on June 14, 1999 are entitled to vote at the Annual Meeting. On this record date, there were 21,546,339 shares of Cyberian Outpost common stock outstanding. Cyberian Outpost common stock is our only class of voting stock. We are also sending along with this Proxy Statement, our 1999 Annual Report, which includes our financial statements.

How Many Votes Do I Have?

  Each share of Cyberian Outpost common stock that you own entitles you to one vote.

How Do I Vote by Proxy?

  Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  .  "FOR" the election of the two nominees for director;

  . "FOR" the amendment to the 1998 Employee, Director and Consultant Stock Plan; and

  . "FOR" ratification of the selection of independent auditors for our fiscal year ending February 29, 2000.

  If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

  If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

  .  You may send in another proxy with a later date;

  . You may notify Cyberian Outpost's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  .  You may vote in person at the Annual Meeting.

How Do I Vote in Person?

  If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on June 14, 1999, the record date for voting.

What Vote is Required to Approve Each Proposal?

 Proposal 1: Elect Two             The two nominees for director who receive
 Directors                         the most votes will be elected.

 Proposal 2: Approve Amendment     The affirmative vote of a majority of the
 to Increase the Shares            votes cast at the Annual Meeting is
 Available under our 1998          required to approve the amendment to the
 Employee, Director and            1998 Employee, Director and Consultant
 Consultant Stock Plan             Stock Plan.

 Proposal 3: Ratify Selection      The affirmative vote of a majority of the
 of Auditors                       votes cast at the Annual Meeting is
                                   required to ratify the selection of
                                   independent auditors.

What is the Effect of Broker Non-Votes?

  If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you. If your broker does not vote your shares on Proposal 2, such "broker non-votes" and abstentions from voting will not be counted for purposes of tabulating the votes cast.

Is Voting Confidential?

  We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election (American Stock Transfer and Trust Company) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

  We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How Do I Obtain an Annual Report on Form 10-K?

  If you would like a copy of our Annual Report on Form 10-K for the year ended February 28, 1999 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

                              Investor Relations
                            Cyberian Outpost, Inc.
                      25 North Main Street, P.O. Box 636
                            Kent, Connecticut 06757

  or contact us via email at investors@outpost.com.

           INFORMATION ABOUT CYBERIAN OUTPOST COMMON STOCK OWNERSHIP

  The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 18, 1999 for (a) the executive officers named in the Summary Compensation Table on page 9 of this Proxy Statement, (b) each of our directors, (c) each of our director nominees,
(d) all of our current directors and executive officers as a group and (e) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The address for each director and executive officer listed is: c/o Cyberian Outpost, Inc., 25 North Main Street, P.O. Box 636, Kent, Connecticut 06757. Shares of common stock that may be acquired by an individual or group within 60 days of June 18, 1999, pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 21,546,339 shares of common stock outstanding on June 18, 1999.

                                                 Shares Beneficially Owned
                                                 -----------------------------
            Name of Beneficial Owner                Number         Percent
            ------------------------             --------------- -------------
Executive Officers, Directors and Director
 Nominees
Darryl Peck(1)..................................       4,693,082        21.5%
Katherine N. Vick(2)............................         311,398         1.4%
Michael R. Starkenburg(3).......................         135,705           *
Philip J. Rello(4)..............................          77,500           *
Charles H. Jackson, IV(5).......................         839,703         3.9%
Michael Murray(6)...............................          34,000           *
William C. Mulligan(7)..........................       1,500,000         7.0%
David Yarnell(8)................................         469,500         2.2%
William H. Lane III(9)..........................               0           *
James E. Preston(9).............................          15,000           *
All current directors and executive officers as
 a group (10 persons)(10).......................       8,157,429        36.5%
Five Percent Stockholders
Winfield Capital Corp...........................       1,409,855         6.5%
  237 Mamaroneck Avenue
  White Plains, New York 10605
Primus Funds(7).................................       1,500,000         7.0%
  c/o Primus Venture Partners IV, Inc.
  5900 Landerbrook Drive, Suite 200
  Cleveland, Ohio 44124
Brand Equity Ventures I, L.P.(11)...............         469,500         2.2%
  Three Pickwick Plaza
  Greenwich, Connecticut 06830

--------
  * Less than 1%
 (1) Includes 185,100 shares of common stock held by a limited partnership for the benefit of Mr. Peck's children. Mr. Peck is the general partner of the limited partnership and has sole voting and investment power with respect to these shares. Also includes 260,040 shares subject to options exercisable within 60 days of June 18, 1999 but does not include an additional 939,960 shares subject to options which are not currently exercisable.
 (2) Includes 139,199 shares of common stock subject to currently exercisable options and 79,710 shares subject to options exercisable within 60 days of June 18, 1999 held by Ms. Vick. Does not include an additional 632,091 shares subject to options which are not currently exercisable. Also includes 3,660 shares which were gifted to Ms. Vick's husband as custodian for her son and daughter under the Connecticut Uniform Transfer to Minors Act. Ms. Vick disclaims beneficial ownership of these shares.
 (3) Consists of 96,000 shares of common stock subject to currently exercisable options and 39,705 shares subject to options exercisable within 60 days of June 18, 1999 held by Mr. Starkenburg. Does not include an additional 314,395 shares subject to options which are not currently exercisable.
 (4) Includes 47,000 shares of common stock subject to currently exercisable options and 30,000 shares subject to options exercisable within 60 days of June 18, 1999 held by Mr. Rello. Does not include an additional
     198,000 shares subject to options which are not currently exercisable.
 (5) Consists of 839,703 shares of common stock owned by a trust for the benefit of Mr. Jackson and his wife. Mr. Jackson and his wife are co-trustees of the trust and share voting and investment power with respect to these shares of common stock. Excludes 105,738 shares of common stock held by a trust for the benefit of Mr. Jackson's children. Mr. Jackson disclaims beneficial ownership of the shares of common stock owned by this trust.
 (6) Consists of 34,000 shares of common stock subject to currently exercisable options held by Mr. Murray. Excludes 15,000 shares of common stock subject to options which are not currently exercisable.
 (7) Consists of 1,440,000 shares of common stock owned by Primus Capital Fund IV Limited Partnership ("PCF IV") and 60,000 shares of common stock owned by Primus Executive Fund Limited Partnership ("PEF"). Mr. Mulligan is a Director of Primus Venture Partners IV, Inc. ("Primus"). Primus is the sole general partner of Primus Venture Partners IV Limited Partnership ("PVP IV") and PVP IV is the sole general partner of each of PCF IV and PEF. Mr. Mulligan shares voting and investment power with respect to such shares with five other Directors of Primus. Mr. Mulligan expressly disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
 (8) Consists of 469,500 shares of common stock owned by Brand Equity Ventures I, L.P. ("Brand"). Mr. Yarnell is a General Partner of Brand. Brand
     Equity Partners I, LLC, the general partner of Brand, has sole voting and investment power with respect to these shares, and Mr. Yarnell expressly disclaims ownership of such shares.
 (9) Nominated for election to our Board of Directors. Excludes 25,000 shares of common stock subject to an immediately exercisable option which will be automatically granted if elected to our Board of Directors at the Annual Meeting.
(10) Includes 16,500 shares of common stock subject to currently exercisable options and 4,500 shares of common stock subject to options exercisable within 60 days of June 18, 1999 held by Raymond A. Maccio and 58,331 shares of common stock subject to options exercisable within 60 days of June 18, 1999 by Bruce C. Schellinkhout. See also footnotes 1 through 8 above.
(11) Brand Equity Partners I, LLC, the general partner of Brand, has sole voting and investment power with respect to these shares.

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

  Our Certificate of Incorporation and By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members, classified into three classes as follows: (1) William C. Mulligan and David Yarnell constitute a class with a term which expires at the 1999 Annual Meeting; (2) Katherine N. Vick and Charles H. Jackson, IV constitute a class with a term ending at the 2000 Annual Meeting; and (3) Darryl Peck and Michael Murray constitute a class with a term ending at the 2001 Annual Meeting.

  Mr. Mulligan and Mr. Yarnell will not stand for reelection. Accordingly, on June 15, 1999, our Board of Directors voted to nominate William H. Lane III and James E. Preston for election at the Annual Meeting for a term of three years to serve until the 2002 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

  Assuming the election of Mr. Lane and Mr. Preston, the names of our directors following the Annual Meeting and certain information about them are set forth below:

                   Name                 Age                    Position
                   ----                 ---                    --------
   Darryl Peck.........................  40 President, Chief Executive Officer and Director
   Katherine N. Vick...................  47 Executive Vice President for Business
                                            Development, Chief Financial Officer
                                            and Director
   Charles H. Jackson, IV(1)...........  50 Director
   Michael Murray(2)...................  36 Director
   William H. Lane III(2)..............  60 Director Nominee
   James E. Preston(1).................  66 Director Nominee

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

  The following is a brief summary of the background of each of our directors and director nominees:

  Mr. Peck founded Cyberian Outpost in March 1995 and has been our President and a member of the Board of Directors since that time. He has served as our Chief Executive Officer since April 1998. In 1989, he formed Inline Software, a publisher of game and utility software titles primarily for the Macintosh platform, and served as its President until the company was sold to Focus Enhancements in May 1994. From 1989 to 1990, Mr. Peck was President of the New York Mac User's group, which at the time was the third largest Mac user group in the world.

  Ms. Vick has served as our Executive Vice President for Business Development since June 1999 and as our Chief Financial Officer since June 1997 and has been a member of the Board of Directors since May 1997. She was named Executive Vice President in May 1998. From January 1997 until June 1997, she served as a consultant to Cyberian Outpost. From 1986 to June 1997, Ms. Vick was President of her own strategic and financial planning consulting firm, Katherine Vick, Ltd. From 1978 to 1986, she held several positions, including Principal, with Arthur Young (now Ernst & Young LLP) where she helped develop and lead the Entrepreneurial Services Consulting Group in New York City.

  Mr. Jackson has served as a member of our Board of Directors since August 1996. He is a computer industry entrepreneur and invests in start-up companies at their earliest stages. In 1993, he co-founded FutureWave Software, a software development company, which was acquired by MacroMedia, Inc., a supplier of software tools and services to the media and publishing industries, in 1996. In 1984, Mr. Jackson founded Silicon Beach Software, a developer and publisher of Macintosh consumer titles which was sold to Aldus Corporation in 1990.

  Mr. Murray has served as a member of our Board of Directors since May 1997. Since September 1998 he has served as General Partner with New Millennium Partners, a venture capital investment firm. From July 1996 until September 1998, he was the Managing Director of the Online Venture Fund for Broderbund Software, a software development company. From September 1997 until September 1998, he was also the General Manager of the Online Business Unit for Broderbund. In addition to managing the business unit, Mr. Murray led Broderbund's Internet strategy and implementation, and managed an external Internet incubator facility for Internet startups. From 1984 to 1996, Mr. Murray held various management positions with Pacific Bell.

  Mr. Lane has been nominated for election to our Board of Directors. Mr. Lane serves as President of Canyon Vista, Inc., a management consulting business. In July 1996, he retired from Intuit. Inc., a personal and small business finance software publisher, after having served as its Vice President, Chief Financial Officer, Secretary and Treasurer since January 1994. Mr. Lane served in a similar capacity at ChipSoft, Inc., a tax preparation software company, from July 1991 until its acquisition by Intuit in December 1993. Mr. Lane is currently a director of Aspect Technology, Inc., Expert Software, Inc., International Microcomputer Software, Inc., MetaCreations Corporation and a number of private companies.

  Mr. Preston has been nominated for election to our Board of Directors. Mr. Preston was Chairman of the Board of Avon Products, Inc., a manufacturer and seller of beauty and beauty related products, from 1989 to May 1999, and served as Chief Executive Officer of Avon from 1989 to June 1998. He is currently Chairman of the World Federation of Direct Selling Association. He is also a director of ARAMARK Corporation, Venator Group, Inc. and Reader's Digest Association, Inc., all publicly traded companies. In addition, Mr. Preston is a director of Project Hope, and a member of the Advisory Board of the Salvation Army of Greater New York, both of which are private entities.

Committees of the Board of Directors and Meetings

  Meeting Attendance. During the fiscal year ended February 28, 1999, there were three meetings of our Board of Directors. The Board also acted by unanimous written consent on eight occasions pursuant to Delaware law during this period. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which they served during the fiscal year ended February 28, 1999.

  Audit Committee. Our Audit Committee met once during the fiscal year ended February 28, 1999. This committee currently has two members, Michael Murray and David Yarnell. If Mr. Lane is elected to our Board of Directors at the Annual Meeting, he will replace Mr. Yarnell on our Audit Committee. Our Audit Committee reviews the results and scope of audits and other services provided by our independent public accountants.

  Compensation Committee. Our Compensation Committee met twice during the fiscal year ended February 28, 1999 and also acted by unanimous written consent on two occasions during this period. This committee currently has two members, Charles H. Jackson, IV and William C. Mulligan. In addition, Michael Murray served on the Compensation Committee until March 1999. If Mr. Preston is elected to our Board of Directors at the Annual Meeting, he will replace Mr. Mulligan on our Compensation Committee. Our Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and administers our incentive stock plans.

  Nominating Committee. We do not have a standing nominating committee.

  Compensation Committee Interlocks and Insider Participation. Mr. Jackson and Mr. Mulligan constitute our Compensation Committee. Neither Mr. Jackson nor Mr. Mulligan are, or have ever been, employees of Cyberian Outpost. Mr. Murray, who served on our Compensation Committee until March 1999, served as a marketing consultant to us from March 1999 through June 1999. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

  Pursuant to a policy adopted by Cyberian Outpost on June 15, 1999, non-employee directors receive an annual retainer of $10,000 to serve on our Board and receive $1,500 for each meeting attended in person and $500 for each meeting attended by telephone. In addition, under a director stock option policy also adopted on June 15, 1999, upon election to our Board of Directors, individuals who are not salaried employees of Cyberian Outpost will receive automatic grants of non-qualified stock options to purchase 25,000 shares of our common stock pursuant to our 1998 Employee, Director and Consultant Stock Option Plan. Each option granted pursuant to this policy:

  .  has a term of ten years;

  . has an exercise price equal to the fair market value of our common stock on the date of grant; and

  .  is exercisable immediately.

Under this policy, if Mr. Lane and Mr. Preston are elected to our Board of Directors at the Annual Meeting, they will each receive an automatic grant of an immediately exercisable option to purchase 25,000 shares of our common stock. In addition, under this policy Michael Murray received an immediately exercisable option to purchase 10,000 shares of our common stock.

  Pursuant to a previous director stock option policy, on February 11, 1999, Michael Murray was granted an option to purchase 15,000 shares of our common stock at an exercise price of $18.31 per share. This option is exercisable in three equal annual installments beginning on February 11, 2000. On February 11, 1999, Mr. Murray was also granted an immediately exercisable option to purchase 10,000 shares of our common stock at an exercise price of $18.31 per share in consideration for past services rendered as a director to Cyberian Outpost.

Executive Officers

  The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with our President and Chief Executive Officer, our Executive Vice President for Business Development and Chief Financial Officer and our Chief Technology Officer. All other executive officers are at-will employees.

             Name            Age                           Position
             ----            ---                           --------
   Michael R. Starkenburg..   27 Chief Technology Officer
   Philip J. Rello.........   39 Vice President of Sales and Customer Service
   Raymond A. Maccio.......   32 Vice President of Purchasing and General Merchandise Manager
   Bruce C. Schellinkhout..   41 Vice President of Operations

  Mr. Starkenburg has served as our Chief Technology Officer since July 1997. From December 1996 until July 1997, he led the Web development and operations team of Digital City, Inc., a content based Internet company. From August 1995 to December 1996, Mr. Starkenburg worked for America Online, Inc., an Internet service provider, where he was responsible for the development and operations of several large Internet sites. From November 1991 until joining America Online, he was an Internet and networking consultant to a variety of clients, including the International Monetary Fund, the National Academy of Sciences, and the Information Technology Association of America.

  Mr. Rello has served as our Vice President of Sales and Customer Service since September 1998 and served as our Vice President of Sales from July 1997 to September 1998. From August 1990 until July 1997, he worked at Micro Warehouse, Inc., a catalog retailer and direct marketer of computer hardware, software and accessories, where he last served as Director of Education Sales.

  Mr. Maccio has served as our General Merchandise Manager since May 1999 and as our Vice President of Purchasing since November 1998. From April 1997 to November 1998, he was our Director of Purchasing. From September of 1996 until joining Cyberian Outpost, Mr. Maccio served as Director of Purchasing for Global

Computer Supplies, a leading catalog retailer of computer supply products. From February of 1991 to September of 1996, Mr. Maccio worked for Micro Warehouse, Inc. where he held various positions in the purchasing department, including Purchasing Manager.

  Mr. Schellinkhout joined Cyberian Outpost as our Vice President of Operations in July 1998. From January 1993 until joining Cyberian Outpost, he was the Vice President of Distribution for Micro Warehouse, Inc.

                            EXECUTIVE COMPENSATION

Summary Compensation

  The following table sets forth the total compensation paid or accrued during the fiscal years ended February 28, 1999 and 1998 to our Chief Executive Officer and during the fiscal year ended February 28, 1999 to our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended February 28, 1999. No other executive officer earned greater than $100,000 in the fiscal years ended February 28, 1999 and 1998.

                          Summary Compensation Table

                                                          Long-term
                                                         Compensation
                                  Annual Compensation       Awards
                                  ---------------------  ------------
                                                            Shares
                                                          Underlying     All Other
Name and Principal Position  Year Salary($)   Bonus($)   Options (#)  Compensation ($)
---------------------------  ---- ----------  ---------  ------------ ----------------
Darryl Peck..............    1999 $  170,577  $  25,000   1,200,000        $3,740
 President and Chief
  Executive Officer......    1998    139,385     11,100         --            --
Katherine N. Vick........    1999    143,269     20,000     300,000           --
 Executive Vice President
 for Business Development
 and Chief Financial
 Officer
Michael R. Starkenburg...    1999    135,961     12,000     150,000           --
 Chief Technology Officer
Philip J. Rello..........    1999    123,885     15,000     140,000           --
 Vice President of Sales
  and Customer Service

  The "Other Compensation" paid to Mr. Peck in the fiscal year ended February 28, 1999 consists of the dollar value of premiums paid by us with respect to term life insurance for the benefit of Mr. Peck in the amount of $1,000,000.

Option Grants

  The following table sets forth grants of stock options granted during the fiscal year ended February 28, 1999 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date). This is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                       Option Grants in Last Fiscal Year

                                                                            Value at Assumed
                                                                             Annual Rates of
                                                                        Stock Price Appreciation
                                        Individual Grants                   for Option Terms
                          --------------------------------------------- -------------------------
                          Number of   Percent of
                          Securities Total Options
                          Underlying  Granted To   Exercise
                           Options   Employees in    Price   Expiration
                           Granted    Fiscal Year  ($/Share)    Date         5%          10%
                          ---------- ------------- --------- ---------- ------------ ------------
Darryl Peck.............     35,700       1.2%      $18.00     7/30/03  $    404,127 $  1,024,139
                          1,164,300      40.7        18.00     7/30/08    13,179,987   33,400,694
Katherine N. Vick.......    300,000      10.5        18.00     7/30/08     3,396,029    8,606,208
Michael R. Starkenburg..    150,000       5.3        18.00     7/30/08     1,698,014    4,303,104
Philip J. Rello.........    120,000       4.2        18.00     7/30/08     1,358,411    3,442,483
                             20,000       0.7         8.75    10/15/08       110,056      278,905

Option Exercises and Year-End Option Values

  The following table sets forth certain information with respect to exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended February 28, 1999 and with respect to the aggregate value of options held by each executive officer named in the Summary Compensation Table as of February 28, 1999. The value of the unexercised in-the-money options at fiscal year end is based on a value of $17.063 per share, the closing price of our stock on the Nasdaq National Market on February 26, 1999 (the last trading day prior to the fiscal year end), less the per share exercise price.

              Aggregate Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                       Options at Fiscal      In-The-Money Options at
                                                         Year-End (#)           Fiscal Year-End ($)
                                                   ------------------------- -------------------------
                             Shares
                            Acquired
                               on         Value
                          Exercise (#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
                          ------------ ----------- ----------- ------------- ----------- -------------
Darryl Peck.............        --            --         --      1,200,000          --           --
Katherine N. Vick.......     80,000     1,469,480    114,199       636,801    1,773,853    5,243,050
Michael R. Starkenburg..        --            --      96,000       354,000    1,506,048    3,180,252
Philip J. Rello.........        --            --      47,000       228,000      588,051    1,687,164

Employment Contracts and Change of Control Arrangements

  On June 2, 1998, we entered into executive employment agreements with Darryl Peck, our President and Chief Executive Officer and Michael R. Starkenburg, our Chief Technology Officer. On June 16, 1999 we entered into an executive employment agreement with Katherine N. Vick, our Executive Vice President for Business Development and Chief Financial Officer. The material provisions of these agreements are as follows:

  Term. The agreements with Mr. Peck and Mr. Starkenburg provide for an initial term of two years and automatically renew for successive two year terms unless notice of non-renewal is given by either us or the executive officer. The agreement with Ms. Vick continues until January 31, 2001 and automatically renews for two year periods on each of February 1, 2001 and February 1, 2003 unless notice of non-renewal is given by either us or Ms. Vick.

  Compensation. The executive officers receive the following base salaries under these agreements:

      Executive                                                      Base Salary
      ---------                                                      -----------
      Mr. Peck......................................................  $175,000
      Mr. Starkenburg...............................................  $140,000
      Ms. Vick......................................................  $160,000

  In addition, each executive officer is also eligible to participate in any bonus and employee benefit plans provided by us for senior executives. Mr. Peck is also provided a $1.0 million term life insurance policy and Ms. Vick is also provided a $500,000 term life insurance policy and a long-term disability policy for up to 60% of her salary.

  Termination. If we terminate Mr. Peck without cause, constructively terminate him or do not renew his agreement at the end of any two-year term, he will receive a lump-sum payment equal to two years' base salary plus any earned but unpaid bonus for the prior fiscal year. If we terminate Mr. Starkenburg without cause, he will receive a lump-sum payment equal to one year's base salary plus any earned but unpaid bonus for the prior fiscal year. We may not terminate Ms. Vick without cause until after January 31, 2001. In the event we do not renew Ms. Vick's agreement at the end of the period ending January 31, 2001, Ms. Vick will continue to receive her base salary until July 31, 2001 and will be paid any earned but unpaid bonus for the prior fiscal year. Each executive officer is also entitled to the continuation of certain benefits upon termination under these circumstances.

  Termination Following a Change of Control. If, following a change of control of Cyberian Outpost, Mr. Peck or Mr. Starkenburg are terminated under the circumstances described in the preceding paragraph or if Ms. Vick's agreement is not renewed at any time, the terminated executive will receive a lump sum payment equal to three years' base salary plus any earned but unpaid bonus for the prior fiscal year. In addition, any options granted pursuant to the employment agreements will become fully exercisable and the executive will be entitled to the continuation of certain benefits.

  Other Provisions. The agreements for Mr. Peck and Mr. Starkenburg also contain a one year post-termination non-compete and non-solicitation provision. The agreement for Ms. Vick also contains a six month post-termination non-compete and non-solicitation provision.

Report of Compensation Committee on Executive Compensation

  This report is submitted by the Compensation Committee, which is responsible for establishing and administering Cyberian Outpost's executive compensation policies and its stock option plans. The Committee is composed of Messrs. Mulligan and Jackson, neither of whom is an employee of Cyberian Outpost. This report addresses the compensation policies for fiscal year 1999 as they affected Mr. Peck, in his capacity as President and Chief Executive Officer of Cyberian Outpost, and the other executive officers of Cyberian Outpost.

  General Compensation Policy. Cyberian Outpost's compensation policy for executive officers is designed to achieve the following objectives: (a) to enhance profitability of Cyberian Outpost and increase stockholder values; (b) to reward executives consistent with Cyberian Outpost's annual and long-term performance goals; (c) to recognize individual initiative, leadership and achievement; and (d) to provide competitive compensation that will attract and retain qualified executives.

  Executive Officer Compensation Program. The Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with Cyberian Outpost for prospective employees.

  The compensation program for executive offices consists of three elements:
(1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial objectives of Cyberian Outpost and individual objectives; and (3) long-term incentive compensation, in the form of stock options, granted when the executive officer joins Cyberian Outpost and on occasion thereafter with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

  To assist the Committee in setting this policy in fiscal 2000, Cyberian Outpost had an independent party perform an executive compensation and benefits review of Cyberian Outpost and its peers in the e-commerce field. This report was submitted to the Committee in January 1999.

  Base Salary. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the Committee also reviews Cyberian Outpost's financial performance and individual performance when adjusting base salary annually.

  Bonus Compensation. Bonus compensation is based on Cyberian Outpost's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attainment of financial targets, the Committee also awards bonuses based on various operational and strategic objectives, such as management efficiency, and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance Cyberian Outpost's growth and successes. Bonuses are awarded on an annual basis.

  Long Term Incentive Compensation. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of Cyberian Outpost's Common Stock. The Committee believes that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

  When establishing stock option grant levels, the Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

  It is the standard policy of Cyberian Outpost to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the e-commerce industry at similar levels of seniority. In addition, the Committee may also make performance-based grants throughout the year. In making such performance-based grants, the Committee considers individual contributions to Cyberian Outpost's financial, operational and strategic objectives.

  Chief Executive Officer Compensation. In fiscal year 1999, the President and Chief Executive Officer, Darryl Peck, received a base salary of $170,577, which represents an increase of $31,192 over his 1998 base salary. This is consistent with the range of salary levels received by his counterparts in e-commerce companies of comparable size and stage of development. Mr. Peck received bonus compensation of $25,000, which was determined based on corporate performance. In addition, in fiscal 1999, Mr. Peck was granted 1,200,000 stock options under the 1998 Employee, Director and Consultant Stock Plan.

  Certain Tax Considerations. Cyberian Outpost does not believe Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above will have an effect on it. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Committee's present intention that, so long as it is consistent with its overall compensation objections, substantially all executive compensation will be deductible for Federal income tax purposes.

                                          The Compensation Committee:

                                          Charles H. Jackson, IV
                                          William C. Mulligan

                          RELATED PARTY TRANSACTIONS

Redeemable Series C Convertible Preferred Stock Offering

  In February 1998 and March 1998, we raised aggregate gross proceeds of approximately $22.0 million by completing a private placement of 2,770,125 shares of Redeemable Series C Convertible Preferred Stock with 58 investors at a price of $7.96 per share. The following table summarizes the shares of Series C Preferred Stock purchased by entities associated with our directors and other 5% stockholders in these private placement transactions.

                                                                       Series C
                   Entitles Affiliated with Directors                  Preferred
                   ----------------------------------                  ---------
   Primus Capital Fund IV Limited Partnership (William C. Mulligan)..   500,000
   Brand Equity Ventures I, L.P. (David Yarnell).....................   375,000
                         Other 5% Stockholders
                         ---------------------
   Winfield Capital Corp.............................................   125,000

  Upon consummation of our initial public offering on August 5, 1998, each outstanding share of Redeemable Series C Convertible Preferred Stock was converted into three shares of common stock.

Other Related Party Transactions

  In January 1998, Winfield Capital Corp., a five-percent beneficial stockholder of Cyberian Outpost, loaned us $2.0 million at an interest rate of 12.5%. The loan, plus accrued interest, was repaid in full in March 1998. In connection with this loan, Winfield Capital Corp. was issued a warrant, exercisable as of February 27, 1998, to purchase 376,884 shares of our common stock at $2.65 per share. This warrant was exercised in full on various dates between December 1, 1998 and March 24, 1999.

  From time to time, employees of Cyberian Outpost fly on an aircraft owned by Darryl Peck, our President and Chief Executive Officer, in connection with company business. Cyberian Outpost pays Mr. Peck an amount equal to the cost of a comparable commercial airline ticket for these individuals. During the fiscal year ended February 28, 1999, we paid Mr. Peck $15,032 under this arrangement.

  Michael Murray, a member of our Board of Directors, also served as a marketing consultant to us from March 1999 through June 1999. In consideration for these services, on March 24, 1999 Mr. Murray was granted an immediately exercisable option to purchase 14,000 shares of our common stock at an exercise price of $19.06 per share and has been paid an aggregate of $19,500.

                               PERFORMANCE GRAPH

  The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on July 31, 1998 (the date of our initial public offering), and plotted at the end of the fiscal year ended February 28, 1999, in each of (a) Cyberian Outpost's common stock,
(b) the Nasdaq Stock Market, and (c) the Media General Financial Services SIC Code Index 5734 which consists of other companies in the computer hardware and software retail industry. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance.


                           [LINE GRAPH APPEARS HERE]

Relative Dollar Values

                                               7/31/98 9/30/98 12/31/98 2/28/99
                                               ------- ------- -------- -------
Cyberian Outpost, Inc......................... $100.00 $50.91  $134.15  $ 82.23
SIC Code Index................................ $100.00 $80.49  $ 90.74  $ 68.05
NASDAQ Market Index........................... $100.00 $91.06  $118.38  $123.52

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Two Directors

  On June 15, 1999, the Board of Directors nominated William H. Lane III and James E. Preston for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors until the 2002 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

  Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mr. Lane and Mr. Preston. In the event that either nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

  The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF WILLIAM H. LANE III AND JAMES E. PRESTON AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 2: Approve Amendment to Our 1998 Employee, Director and Consultant Stock Plan

  We are asking you to approve an amendment to our 1998 Employee, Director and Consultant Stock Plan (the "Plan") in order increase the number of shares of our common stock available under the Plan by 2,000,000 shares from 3,186,000 shares to 5,186,000 shares.

  General Information About The Plan. Our 1998 Employee, Director and Consultant Stock Plan was approved by our Board of Directors and stockholders in 1998 and a total of 3,186,000 shares of common stock was initially reserved for issuance under the Plan. By its terms, the Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to such stockholder approval. On June 15, 1999, the Board of Directors voted to approve an amendment to the Plan to increase the aggregate number of shares of common stock which may be offered under the Plan by 2,000,000 shares. This amendment is being submitted for your approval at the Annual Meeting to ensure continued qualification of the Plan under The Nasdaq Stock Market rules and Section 423 of the Internal Revenue Code. Our Board of Directors believes that the increase is advisable to give us the flexibility needed to attract, retain and motivate our employees. As of June 18, 1999, the closing price of our common stock as reported on the Nasdaq Stock Market was $11.188.

  Summary of Material Features of the Plan. The following is a summary of the key provisions of the Plan.

  Purpose: The purpose of the Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.

  Administration:        By its terms, the Plan is to be administered by our
                         Board of Directors, except to the extent the it delegates its authority to a committee of the Board of Directors. The Board of Directors has designated its Compensation Committee as the administrator of the Plan.

  Awards:
                         The Plan authorizes the issuance of stock grants to our employees, directors and consultants and the grant of incentive stock options to our employees and non-qualified options to our employees, directors and consultants.

  Options Exercise       For non-qualified options, the exercise price per
  Price:                 share is determined by the Compensation Committee,
                         subject to the one limitation that it at least equal the par value per share of our common stock (i.e.
                         $.01 per share).

                         For incentive stock options, the exercise price per share is determined by the Compensation Committee, subject to the limitation that it at least equal 100% of the fair market value per share of common stock on the date of grant of the incentive stock option. If the optionee owns more than 10% of the total combined voting power of Cyberian Outpost, the exercise price per share must at least equal 110% of the fair market value per share of common stock on the date of grant of the incentive stock option.

  Term of Options:       The term of non-qualified options is determined by
                         the Compensation Committee. For incentive stock options, the term of the Option, like the exercise price, is dependent upon the ownership interest of the optionee in Cyberian Outpost. Generally, the term of an incentive stock option is ten years. If the optionee owns more than 10% of the total combined voting power of Cyberian Outpost, the term of the incentive stock option will be no more than five years. An option is subject to early termination upon the termination of employment or other relationship of the optionee with us, whether such termination is at the option of the us, the optionee, or as a result of the death or disability of the optionee.

  Vesting; Exercise of
  Options: An option may be exercised by giving written notice to us together with provision for payment of the full exercise price for the number of shares as to which the option is being exercised. The ability of an optionee to exercise an option, however, is subject to the vesting of the option. At the time the option is granted, a vesting period is established, which generally extends over a period of a few years. As the option vests, an optionee will be able to exercise the option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until such time as the option expires or terminates.

  Term of Stock          The date prior to which an offer of a stock grant
  Grants:                must be accepted by a grantee and the stock grant
                         purchase price, if any, shall be determined by the Compensation Committee. A stock grant may be subject to repurchase by us upon termination of employment of the grantee with Cyberian Outpost, under certain circumstances.

  Federal Income Tax Consequences. The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under the Plan:

  Incentive Stock        Incentive stock options are intended to qualify for
  Options:               treatment under Section 422 of the Code. An incentive
                         stock option does not result in taxable income to the optionee or deduction to Cyberian Outpost at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and Cyberian Outpost will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

  Non-Qualified          Options otherwise qualifying as incentive stock
  Options:               options, to the extent the aggregate fair market
                         value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

                         A non-qualified option ordinarily will not result in income to the optionee or deduction to Cyberian Outpost at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to Cyberian Outpost in an amount equal to the optionee's compensation income.

                         An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

  Stock Grants:          With respect to stock grants under the Plan that
                         result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. Cyberian
                         Outpost generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

                         With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. Cyberian Outpost generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

  Option Information. Pursuant to our director stock option policy, Mr. Lane and Mr. Preston will each receive automatic grants of non-qualified stock options to purchase 25,000 shares of our common stock if they are elected to our Board of Directors at the Annual Meeting. These options will have an exercise price equal to the fair market value of our common stock as of the grant date and will be exercisable immediately.

  The amount, if any, of stock options to be awarded to any of our other executives or directors is not presently determinable. The following table sets forth as of June 18, 1999, certain information with respect to all options granted under the Plan since it was adopted in July 1998 to (1) the executive officers named in the Summary Compensation Table on page 9, (2) all of our current executive officers as a group, (3) all of our current directors who are not executive officers as a group and (4) all employees, including all current officers who are not executive officers, as a group:

                                               Number of Shares Weighted Average
                                                  Covered by     Exercise Price
Name                                           Options Granted     Per Share
----                                           ---------------- ----------------
Darryl Peck..................................     1,200,000          $18.00
Katherine N. Vick............................       400,000          $15.72
Michael R. Starkenburg.......................       150,000          $18.00
Philip J. Rello..............................       140,000          $16.68
All current executive officers as a group....     2,115,000          $17.25
All current directors who are not executive
 officers as a group.........................        49,000          $16.73
All employees, including all current officers
 who are not executive
 officers, as a group........................       591,291          $15.61

  The affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on this proposal is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR OF THE PROPOSED AMENDMENT TO OUR 1998 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN TO INCREASE BY 2,000,000 SHARES THE AGGREGATE NUMBER OF SHARES RESERVED FOR ISSUANCE AND PROXIES WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

Proposal 3: Ratify Selection of Independent Auditors for the Fiscal Year Ending February 29, 2000.

  We are asking you to ratify the Board of Director's selection of KPMG LLP, certified public accountants, as independent auditors for the fiscal year ending February 29, 2000. KPMG audited our financial statements for the fiscal year ended February 28, 1999 and has served as the independent auditors of Cyberian Outpost since 1996.

  A representative of KPMG will be available at the Annual Meeting to answer your questions.

  We are submitting this proposal to you because we believe that such action follows sound corporate practice. If you do not ratify the selection of KPMG as independent auditors, the Board of Directors will consider selecting other auditors. However, even if you ratify the selection, the Board of Directors may still appoint new independent auditors at any time during the next fiscal year if it believes that such a change will be in the best interests of Cyberian Outpost and our stockholders.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

  Based upon review of our records all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis except (a) Initial Statements of Beneficial Ownership on Forms 3 were filed late by Bruce Schellinkhout and Raymond Maccio, (b) Statements of Changes in Beneficial Ownership on Forms 4 for a July 1998 event were filed late by Darryl Peck and Katherine Vick, and (c) a Statement of Changes in Beneficial Ownership on Form 4 for a January 1999 event was filed late by Katherine Vick.

Information About Stockholder Proposals

  To be considered for inclusion in our proxy statement relating to the 2000 Annual Meeting of Stockholders, stockholder proposals must be received no later than February 28, 2000. To be considered for presentation at such meeting, although not included in our proxy statement, proposals must comply with our By-laws and must be received no later than May 28, 2000 and no earlier than April 28, 2000. All stockholder proposals should be marked for the attention of Secretary, Cyberian Outpost, Inc., 25 North Main Street, P.O. Box 636, Kent, Connecticut, 06757.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          Katherine N. Vick
                                          Secretary

June 28, 1999

                                                                     APPENDIX A

                            CYBERIAN OUTPOST, INC.

                             AMENDED AND RESTATED
               1998 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1. Definitions.

  Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Cyberian Outpost 1998 Employee, Director and Consultant Stock Plan, have the following meanings:

    Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

    Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    Board of Directors means the Board of Directors of the Company.

    Code means the United States Internal Revenue Code of 1986, as amended.

    Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

    Common Stock means shares of the Company's common stock, no par value per share.

    Company means Cyberian Outpost Inc., a Delaware corporation.

    Disability or Disabled means permanent and total disability as defined in
  Section 22(e)(3) of the Code.

    Fair Market Value of a Share of Common Stock means:

      (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

      (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

      (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

    ISO means an option meant to qualify as an incentive stock option under
  Section 422 of the Code.

    Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

    Non-Qualified Option means an option which is not intended to qualify as an ISO.

    Option means an ISO or Non-Qualified Option granted under the Plan.

    Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

    Participant means a Key Employee, director or consultant to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

    Plan means this Amended and Restated Cyberian Outpost 1998 Employee, Director and Consultant Stock Plan.

    Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

    Stock Grant means a grant by the Company of Shares under the Plan.

    Stock Grant Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

    Stock Right means a right to Shares of the Company granted pursuant to the Plan--an ISO, a Non-Qualified Option or a Stock Grant.

    Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2. Purposes of the Plan.

  The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3. Shares Subject to the Plan.

  The number of Shares which may be issued from time to time pursuant to this Plan shall be 5,186,000 shares of Common Stock or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

  If an Option ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4. Administration of the Plan.

  The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

    a. Interpret the provisions of the Plan or of any Option or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

    b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Stock Rights;

    c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 3,000,000 shares be granted to any Participant in any fiscal year; and

    d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5. Eligibility for Participation.

  The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Agreement evidencing such Stock Right. ISOs may be granted only to Key Employees. Non-Qualified Options and Stock Grants may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. Terms and Conditions of Options.

  Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

  A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

    a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

    b. Each Option Agreement shall state the number of Shares to which it pertains;

    c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

    d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

      i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

      ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

  B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

    a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

    b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

      i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

      ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

    c. Term of Option: For Participants who own

      i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

      ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

    d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7. Terms and Conditions of Stock Grants.

  Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

    (a) Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware Law on the date of the grant of the Stock Grant;

    (b) Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

    (c) Each Stock Grant Agreement shall include the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8. Exercise of Options and Issue of Shares.

  An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or
(d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

  The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

  The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

  The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9. Acceptance of Stock Grant and Issue of Shares.

  A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company at its principal office address, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in
Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

  The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

  The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10. Rights as a Shareholder.

  No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

11. Assignability and Transferability of Stock Rights.

  By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement or Stock Grant Agreement. The designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12. Effect on Options of Termination of Service Other Than for "Cause" or Death or Disability.

  Except as otherwise provided in the pertinent Option Agreement in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

    a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for "cause", Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

    b. Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option Agreement provide, if an Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

    c. The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

    d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

    e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

    f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13. Effect on Options of Termination of Service for "Cause".

  Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for "cause" prior to the time that all his or her outstanding Options have been exercised:

    a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for "cause" will immediately be forfeited.

    b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

    c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

    d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

14. Effect on Options of Termination of Service for Disability.

  Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

    a. To the extent exercisable but not exercised on the date of Disability;
  and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

  A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15. Effect on Options of Death While an Employee, Director or Consultant.

  Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

    a. To the extent exercisable but not exercised on the date of death; and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16. Effect of Termination of Service on Stock Grants.

  In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

  For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

  In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17. Effect on Stock Grants of Termination of Service Other Than for "Cause" or Death or Disability.

  Except as otherwise provided in the pertinent Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for "cause," Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company's repurchase rights have not lapsed.

18. Effect on Stock Grants of Termination of Service for "Cause".

  Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for "cause":

    a. All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

    b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

    c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the Company's right to repurchase all of such Participant's Shares shall apply.

    d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

19. Effect on Stock Grants of Termination of Service for Disability.

  Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not become Disabled prior to the end of the vesting period which next ends following the date of Disability. The proration shall be based upon the number of days of such vesting period prior to the date of Disability.

  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20. Effect on Stock Grants of Death While an Employee, Director or Consultant.

  Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an
Affiliate: to the extent the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not died prior to the end of the vesting period which next ends following the date of death. The proration shall be based upon the number of days of such vesting period prior to the Participant's death.

21. Purchase for Investment.

  Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

    a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

    "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

    b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22. Dissolution or Liquidation of the Company.

  Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23. Adjustments.

  Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement or Stock Grant Agreement:

  A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

  B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either
(i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

  With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the

Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

  C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right shall be entitled to receive for the purchase price, if any, paid upon such exercise or acceptance the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

  D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

24. Issuances of Securities.

  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25. Fractional Shares.

  No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26. Conversion of ISOs into Non-Qualified Options; Termination of ISOs.

  The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27. Withholding.

  In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

28. Notice to Company of Disqualifying Disposition.

  Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29. Termination of the Plan.

  The Plan will terminate on 10 years after adoption, the date which is ten
(10) years from the earlier of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30. Amendment of the Plan and Agreements.

  The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

31. Employment or Other Relationship.

  Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32. Governing Law.

  This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

                             CYBERIAN OUTPOST, INC.

     THIS PROXY IS BEING SOLICITED BY CYBERIAN OUTPOST'S BOARD OF DIRECTORS


     The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 28, 1999, in connection with the Annual Meeting to be held at 10:00 a.m. on Tuesday, July 27, 1999, at the Kent Community House, 93 North Main Street, Kent, Connecticut and hereby appoints Darryl Peck and Katherine N. Vick, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Cyberian Outpost, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

     This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

                  [X] Please mark votes as in this example.



      The Board of Directors recommends a vote FOR Proposals 1 through 3.


1.  Election of Directors (See reverse).   FOR [_]    WITHHELD [_] Nominees:   William H. Lane, III    James E. Preston


             _____________________________________________________



                  [_] For all nominees except as noted above.


2. Proposal to increase by 2,000,000 shares the aggregate number of shares reserved for issuance under Cyberian Outpost's 1998 Employee, Director and Consultant Stock Plan.

     [_]  FOR                    [_]  AGAINST             [_]  ABSTAIN



     3. Proposal to Ratify the Appointment of KPMG LLP as Cyberian Outpost's independent public accountants for the fiscal year ending February 29, 2000.

     [_]  FOR                    [_]  AGAINST             [_]  ABSTAIN



     In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)


           Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



           Signature:____________________________ Date______________________


           Signature:____________________________ Date______________________